EXHIBIT 23.1
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                          INDEPENDENT AUDITORS' CONSENT


The Board of Directors
FNB Bancorp:

We consent to the incorporation by reference in the registration statement on Form S-8 of our report dated February 28, 2003, relating to the consolidated balance sheet of FNB Bancorp and Subsidiary as of December 31, 2002 and the related consolidated statements of income, and changes in shareholders' equity and comprehensive income, and cash flows for the year ended December 31, 2002, which report appears in the December 31, 2002, annual report on Form 10-K of FNB Bancorp.


/s/ KPMG LLP

San Francisco, California
June 16, 2003


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